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                                                                Exhibit 10.22(c)



                             SECOND AMENDMENT TO THE

                          MANAGED CARE SOLUTIONS, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

         The Managed Care Solutions, Inc. Employee Stock Purchase Plan (the "Plan"), as approved by Managed Care Solutions, Inc. (the "Corporation"), effective June 1, 1996, and as previously amended by action of the Board of Directors (the "Board") of the Corporation on September 9, 1997 is hereby further amended, pursuant to the authority of Section 17 of the Plan, as follows:

         1. The final two sentences of the first paragraph of the preamble to the Plan are amended to read as follows:

         "Pursuant to this Plan, 300,000 shares of authorized but unissued common stock of the Corporation may be offered for sale to eligible employees through periodic offerings to be made during the five year period commencing June 1, 1996. The Plan will be implemented by offerings of the Corporation's common stock (the "offerings"), as described in more detail in Section 3 below."

         2. The first sentence of the last paragraph of Section 18 is amended by striking out "May 31, 1999", and substituting "May 31, 2001" in lieu thereof.

         3. This amendment shall not require the approval of the Corporation's stockholders, and shall be effective on the date on which it is approved by the Board of Directors. Except as otherwise amended herein, the Plan shall remain in full force and effect, except that the Committee is authorized to make any additional changes to the Plan of an administrative or ministerial nature which may be appropriate to implement the extension of the term of the Plan as set forth herein.
         IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed this 4th day of August, 1998.



                                     MANAGED CARE SOLUTIONS, INC.


                                     By: /s/Michael D. Hernandez
                                     Its: Chairman and Chief Executive Officer